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                              ACCOUNTANT'S CONSENT




To the Stockholders and Board of Directors of Dynamic Media, Inc. and Subsidiaries


We consent to the use in the Registration Statement on Form SB-2 of our Independent Auditor's Report dated February 14, 2001 and accompanying consolidated financial statements of Dynamic Media, Inc. and Subsidiaries for the years ended December 31, 2000 and 1999, and to the reference to our firm under the caption "Experts."









                                          LARSON, ALLEN, WEISHAIR & CO., LLP


Blue Bell, Pennsylvania
June 29, 2001